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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Affinity Technology Group, Inc. for the registration of 969,696 shares of its common stock and to the incorporation by reference therein of our report dated March 29, 2000, with respect to the consolidated financial statements and schedule of Affinity Technology Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP
                                           ----------------------------
                                           Ernst & Young LLP


Greenville, South Carolina
July 21, 2000